UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 15, 2015

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

Stock Yards Bank & Trust Company, the wholly owned banking subsidiary of Stock Yards Bancorp, Inc. (the “Company”), has furnished a notice to participants in the Stock Yards Bank & Trust Company 401(k) and Employee Stock Ownership Plan (the “Plan”), informing them that there will be a temporary “blackout period” that will apply to the Plan due to the Plan’s conversion to a new third-party administrator. The notice stated that, during the blackout period, Plan participants will be unable to access their accounts to make investment changes or transfers between funds in the Plan.  The notice further stated that the blackout period will be in effect beginning at 4:00 p.m. Eastern time on October 8, 2015, and is expected to end by 9:00 a.m. Eastern time on October 30, 2015.

In connection with the foregoing, on September 15, 2015, the Company delivered a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (Blackout Trading Restriction), during the blackout period each of them is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of the Company (or derivatives thereof) acquired in connection with his or her service or employment as a director or executive officer. The notice to directors and executive officers is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

During the blackout period and for a period of two years after the ending date thereof, a security holder of the Company or other interested person may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period, by contacting:

Stock Yards Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky  40206
Attention:  Nancy B. Davis, Chief Financial Officer
Telephone:  (502) 582-2571

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D.	Exhibits

	99.1	Notice to directors and executive officers dated September 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 15, 2015	STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer